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EX-99.13(A)
Consent of Ernst & Young LLP

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the captions "Condensed Financial Information", "Auditors" and "Experts" and to the use of our report dated February 7, 2003 on the Stock Index Account of TIAA Separate Account VA-1 included in this Registration Statement (Form N-3 No. 33-79124) of TIAA Separate Account VA-1.

We also consent to the use of our report on Teachers Insurance and Annuity Association of America ("TIAA") dated April 23, 2003 included in this Registration Statement. Such report expresses our opinion that TIAA's statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA at December 31, 2002 and December 31, 2001, respectively, and the results of its operations and its cash flows for each of the three years ended December 31, 2002 in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department and not in conformity with accounting principles generally accepted in the United States.

                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP

New York, New York
April 28, 2003